EMPLOYMENT AGREEMENT

This Agreement made and entered into this 1st day of June 2011, By and between Value Suisse International ("employer"), and Khalil Ghawi ("employee").  The Parties recite that:

A.  Employer is engaged in asset management and maintains business premises at the Ramallah, West Bank, Palestine.

B.  Employee is willing to be employed by employer, and employer is willing to employ employee, on the terms and conditions hereinafter set forth. For the reasons set forth above, and in consideration of the mutual covenants and promises of the parties hereto, employer and employee covenant and agree as follows:

1.	AGREEMENT TO EMPLOY AND BE EMPLOYED:

Employer hereby employs employee as an accountant at the above-mentioned premises, and employee hereby accepts and agrees to such employment.

2.	DESCRIPTION OF EMPLOYEE'S DUTIES

Subject to the supervision and pursuant to the orders, advice, and direction of employer, employee shall perform such duties as are customarily performed by one holding such position in other businesses or enterprises of the same or similar nature as that engaged in by employer.
Employee shall additionally render such other and unrelated services and duties as may be assigned to him from time to time by employer.

3.	MANNER OF PERFORMANCE OF EMPLOYEE'S DUTIES

Employee shall at all times faithfully, industriously, and to the best of his ability, experience, and talent, perform all duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of employer.  Such duties shall be rendered at the abovementioned premises and at such other place or places as employer shall in good faith require or as the interests, needs, business, and opportunities of employer shall require or make advisable.

4.	DURATION OF EMPLOYMENT

The term of employment shall be at will and according to the needs of the company.  Either side may terminate this agreement at any time.

5.	COMPENSATION, BENEFITS & TERMS

Employer shall pay employee and employee agrees to accept from employer, in full payment for employee's services hereunder, compensation at the rate of $30 per hour.
In addition to the foregoing, employer will reimburse employee for any and all necessary, customary, and usual expenses incurred by him while traveling for and on behalf of the employer pursuant to employer's directions. The employee shall not be entitled to vacation or sick leave.

6.	NONDISCLOSURE OF INFORMATION CONCERNING BUSINESS

Employee will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning any matters affecting or relating to the business of employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of employer, its manner of operation, or its plans, processes, or other date of any kind, nature, or description without regard to whether any or all of the foregoing matters would be deemed confidential, material, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of employer, and its good will, and that any breach of the terms of this section is a material breach of this agreement.

7.	NON-CIRCUMVENT
The Employee hereby agrees and covenants that he shall not, directly or indirectly, in any capacity whatsoever, including, without limitation, as an employee, employer, consultant, principal, partner, shareholder, officer, director or any other individual or representative capacity (other than a holder of a minority stake of outstanding voting shares of any publicly held company) or whether on his own behalf or on behalf of any other person or entity or otherwise howsoever, during his employment with Value Suisse with out prior and express  permission:

I.
Engage, own, mange, operate, control, be employed by, consult for, participate in or be connected in any manner with the ownership, management, operation or control of any business in direct competition with the business of Value Suisse,

II.
Solicit, persuade or include any customer to terminate, reduce or refrain from renewing, extending or entering into contractual or thoer relationships with the Value Suisse or to become a customer of or enter into any contractual or other relationships with any other individual person or entity for the purpose of purchasing competitive products of services.

8.	OPTION TO TERMINATE ON PERMANENT DISABILITY OF EMPLOYEE

Not with standing anything in this agreement to the contrary, employer is hereby given the option to terminate this agreement in the event that during the term hereof employee shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined.  Such option shall be exercised by employer giving notice to employee by registered mail, addressed to him in care of employer at the above stated address, or at such other address as employee shall designate in writing, of its intention to terminate this agreement on the last day of the month
During which such notice is mailed.  On the giving of such notice this agreement and the term hereof shall cease and come to an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date.  For purposes of this agreement, employee shall be deemed to have become permanently disabled if, during any year of the term hereof, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed to perform his duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he shall have been unable or unwilling or have failed to perform his duties for a total period of thirty (30) days ,whether consecutive or not.

9.	DISCONTINUANCE OF BUSINESS AS TERMINATION OF EMPLOYMENT

Anything herein contained to the contrary notwithstanding, in the event that employer shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

10.	EMPLOYEE'S COMMITMENTS BINDING ON EMPLOYER ONLY ON WRITTEN CONSENT
Employee shall not have the right to make any contracts or other commitments for or on behalf of employer without the written consent of employer.

11.	CONTRACT TERMS TO BE EXCLUSIVE

This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them.
The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the agreement.
The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

12.	WAIVER OR MODIFICATION INEFFECTIVE UNLESS IN WRITING
No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.
Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid.  The provisions of this paragraph may not be waived except as herein set forth.

.
13.	TRADEMARKS
The employer guarantees that any elements of text, graphics, photos, audio, video, designs, trademarks, or other artwork furnished to the employee for inclusion in the website development are owned by the employer, or that the employer has permission from the rightful owner to use each of these elements, and will hold harmless, protect, and defend the employer from any claim or suit arising from the use of such elements furnished by the employee

14.	CONTRACT GOVERNED BY LAW

This agreement and performance hereunder shall be construed in accordance with the laws of the United States of America.

15.	BINDING EFFECT OF AGREEMENT

This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors, and assigns.

Executed on the date June 1, 2011

     /s/ Shira Pileggi                                     , Employer

     /s/ Khalil Ghawi                                    , Employee